Exhibit 99.5(a)

APPLC

PACIFIC LIFE INSURANCE COMPANY
Life Insurance Division P.O. Box 6390 • Newport Beach, CA 92658-6390 (800) 347-7787• Fax (949) 420-6302 www.PacificLife.com

APPLICATION FOR INDIVIDUAL LIFE INSURANCE –

CORPORATE MASTER APPLICATION – VARIABLE, ICC19 A19MAV
(Census Must Be Attached)

Client Information
1. Policyowner’s Name
2. Care of (if applicable)
3. Address: Street	City		State	Zip Code
4. TIN		5. Telephone # (Include area code)
6. Trustee’s Name				7. Date of Trust (mm/dd/yyyy)
Beneficiary Information (Complete only if Beneficiary is different than Policyowner.)
1. Beneficiary’s Name
2. Address: Street		City	State	Zip Code
3. TIN	4. Telephone # (Include area code)		5. Date of Trust (mm/dd/yyyy)
6. Trustee’s Name
Policy Information
1. Product Name			2. Policy Date (mm/dd/yyyy)
3. Total Initial Coverage (Sum of coverage on census) $		4. Planned Annual Premium (Sum of premium on census) $
Face Amount/Death Benefit (Not all term riders are available on all products.)		Death Benefit Option(Check one):
Basic Coverage Amount	$		☐ Option A (Level) ☐ Option B (Increasing)
Check type(s) of term & enter first year coverage amount only. If term coverage will vary, check Varying box or Group Term Carve Out (GTCO) box.			☐ Option C (Face Amount plus premiums, less distributions, is subject to limit shown in the illustration.)
☐ Annual Renewable Term:	$		Life Insurance Qualification Test (Check one):
☐ Flex Coverage Rider:	$		☐ Guideline Premium Test (GPT)
☐ Varying			☐ Cash Value Accumulation Test (CVAT)
☐ Scheduled Annual Renewable Term:			Optional Benefits
☐ Varying ☐ GTCO			1. ☐ $
☐ SVER Term Insurance Rider	$
☐	$		2. ☐ $

Employer’s Acknowledgment of Actively at Work Status
	Yes	No
1A. Is each Proposed Insured listed on the attached census currently engaged in active full-time work (at least 30 hours per week in a normal capacity)? (If No, give details in Remarks.)	☐	☐

B.           Has any Proposed Insured listed on the attached census been hospitalized or absent from work due to illness or accident more than a total of 3 days in the preceding 3 months?  (If Yes, give details in Remarks.)

	☐	☐

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In Force, Pending and Replacement Insurance Information

(Certain states require replacement forms for any inforce policy even if a replacement is not intended.)

If Yes to any questions below, provide census with insured’s name(s), policy number(s), company name and amount(s).

1.        Do you have any corporate-sponsored existing or pending life insurance or annuities on any of the Proposed Insured(s)?

☐ Yes   ☐ No

2.        Do you intend to stop premium payments, replace, surrender, forfeit, assign to the insurer, or take a cash withdrawal or loan from any life insurance policy or annuity contract to pay premiums on the applied-for policy?

☐ Yes   ☐ No  (If Yes, complete the applicable state replacement forms and submit with application.)

3A. Complete if this is a tax-qualified exchange, indicate type below.

☐ 1035 Exchange (Complete the “1035 Absolute Assignment” form)	☐ Qualified Plan Exchange (Complete the “Transfer of Assets” form)
B. To the best of your knowledge is there a loan on any existing policy(ies) to be replaced?	☐ No	☐ Yes (Indicate on census)
C. If you answered Yes to 3B, do you want a loan of equal value on the new policy(ies)?	☐ No	☐ Yes (Not available if current policy is a MEC.)

Premium & List Bill Information

1.  Is money submitted with this Application?

☐  Yes (Do not submit money unless the “Multilife Temporary Insurance Agreement” is signed and submitted.) ☐  No

2.  Will this be paid as a single premium?      ☐  Yes ☐  No

3.  In which state is the premium paid by the payor?

List Bill Information

4.  ☐  Add to Existing List Bill #:

5A ☐ New List Bill (Check one):	☐ Annually	☐ Semi-Annually	☐ Quarterly	☐ Monthly
B. Send Premium Notices to:	☐ Policyowner	☐ Employer	☐ Other
C. Indicate name and address below for Employer or Other entity if different from the Policyowner’s Information.
D. Name	E. Care of (if applicable)
F. Address: Street	City	State	Zip Code

Policy Notifications (Optional)

Complete if notifications are to be sent to a party other than Policyowner. Notifications include, but are not limited to, Policy Annual Statements, Last Premium Offers/Lapse Notices, and Confirmation Statements.

1. Indicate where notifications should be sent:	☐ Employer	☐ Other
2. Indicate name and address below if information for above entity(ies) is different from the Policyowner’s Information.
A. Name	B. Care of (if applicable)	C. Telephone # (Include area code)
D. Address: Street	City	State	Zip Code

Authorization to Exercise Future Ownership Rights (Optional)

Complete this section with the name(s) and signatures of any parties authorized to exercise future ownership rights. If Authorized Party must always sign to exercise ownership rights, check the “Signature always required” box. PLIC will follow the written instructions of the person(s) named below and/or the officer signing in the signature section of this Application as the Policyowner.

Authorized Party’s Name and Title	☐ Signature always required	Authorized Party’s Signature
Authorized Party’s Name and Title	☐ Signature always required	Authorized Party’s Signature
Remarks (Use remarks sections for additional detail or clarifications. If more space is needed use the “Application for Individual Life Insurance - Additional Information” form.)

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Employer Acknowledgment Regarding the Potential Taxation of Death Benefits

I acknowledge and understand: (i) the potential significance of IRC section 101(j); and (ii) that, if IRC section 101(j) applies, the policy(s) death benefit may be income taxable unless I, as Employer, have satisfied the conditions of IRC Section 101(j) and 6039I; and (iii) that PLIC and its Producers are not authorized to provide tax or legal advice and that I must look to my independent tax and legal advisors for current information regarding this and other laws that may impact me and the life insurance policies.

I understand that it remains the Employer’s responsibility to ensure both current and ongoing compliance with the requirements of IRC sections 101(j) and 6039I, including appropriate annual IRS filings.

By signing this Application, I acknowledge my understanding of this information, and that I have obtained or will obtain from my independent tax and legal advisors whatever advice I deem necessary or appropriate concerning the taxation of the life insurance policies.

Certification of Policyowner’s Taxpayer Identification Number

☐   Check this box if you are not a U.S. Citizen or other U.S. person as defined in #3 below and this section does not apply to you.

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.  I am a U.S. citizen or other U.S. person (defined in the instructions in item 3 of the Certification on the official IRS Form W-9).

4.  I am exempt from FATCA reporting (defined in the instructions in item 4 of the Certification on the official IRS Form W-9).

Note:  ☐ You must check here if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Remarks (Use remarks sections for additional detail or clarifications. If more space is needed use the “Application for Individual Life Insurance - Additional Information” form.)

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Variable Life Products Premium Allocation Instructions (Required)

Indicate percentage amount to be allocated into each of the investment options available by product. Investment options are grouped alphabetically by asset class in each product section. (The total of the percentages must be 100%.)

For Summit COLI products: Complete the “Summit” COLI Premium Allocation Supplement” which will supersede any investment options selected below.

For KeyExec VUL product: Complete the “KeyExec VUL Premium Allocation Supplement” which will supersede any investment options selected below.

All other products: Complete premium Allocations located directly below. Not all the investment options listed may be available for the VUL product you’re purchasing. Please refer to your VUL product prospectus for the current list of available Investment Options and to obtain more information.

Domestic Equity	Asset Allocation/Balanced
Amer Century VP Mid Cap Value	Amer Funds IS Asset Alloc
Amer Funds IS Growth	BlackRock Glbl Alloc V.I.
Amer Funds IS Growth-Income	Fidelity VIP Freedom 2035
ClearBridge Var Aggr Growth	Fidelity VIP Freedom 2045
ClearBridge Var Mid Cap	Fidelity VIP Freedom Income
DFA VA US Large Value	Lazard Retirement Glbl Dyn Multi-Asset
DFA VA US Targeted Value	PIMCO VIT Glbl Managed Asset Alloc
Fidelity VIP Contrafund	PSF DFA Balanced Alloc (PLFA)
Fidelity VIP Mid Cap	PSF Pac Dyn – Conserv Growth (PLFA)
Fidelity VIP Total Market Index	PSF Pac Dyn – Growth (PLFA)
Invesco Oppenheimer V.I. Main Street Small Cap	PSF Pac Dyn – Mod Growth (PLFA)
Janus Henderson VIT Enterprise	PSF Port Opt Aggr-Growth (PLFA)
Lord Abbett Ser Fund Developing Growth	PSF Port Opt Conserv (PLFA)
M Capital Appreciation (Frontier)	PSF Port Opt Growth (PLFA)
M Large Cap Growth (DSM Capital)	PSF Port Opt Mod (PLFA)
M Large Cap Value (AJO)	PSF Port Opt Mod-Conserv (PLFA)
MFS VIT New Discovery Ser	International Equity
MFS VIT Value Ser	DFA VA Intl Value
Neuberger Berman AMT Sustainable Equity	Fidelity VIP Intl Index
PSF Comstock (Invesco)	Invesco Oppenheimer V.I. Glbl
PSF Equity Index (BlackRock)	Invesco V.I. Intl Growth
PSF Growth (MFS)	Janus Henderson VIT Overseas
PSF Large-Cap Value (ClearBridge)	Lazard Retirement Intl Equity
PSF Main Street Core (Invesco)	M Intl Equity (DFA)
PSF Mid-Cap Growth (Ivy)	PSF Emerging Markets (Invesco)
PSF Mid-Cap Value (Boston Partners)	PSF Intl Large-Cap (MFS)
PSF Small-Cap Index (BlackRock)	PSF Intl Small-Cap (QS Investors)
PSF Small-Cap Value (AllianceBernstein)	Templeton Foreign VIP
T. Rowe Price Blue Chip Growth	Sector/Specialty
T. Rowe Price Equity Income	PSF Health Sciences (BlackRock)
Vanguard VIF Mid Cap Index	PSF Technology (MFS)
Fixed Income	VanEck VIP Glbl Hard Assets
Fidelity VIP Bond Index	Vanguard VIF Real Estate Index
Lord Abbett Ser Fund Bond Debenture	Cash Equivalents
Lord Abbett Ser Fund Total Return	Fidelity VIP Govt Money Market
PIMCO VIT Income	Indexed Account Options
PSF Diversified Bond (Western Asset)	Pacific Life-1 Year Indexed Account
PSF Emerging Markets Debt (Ashmore)	Pacific Life-1 Year Indexed Account 3 (1-Year High Par)
PSF Floating Rate Income (PAM)	Pacific Life-1 Year Indexed Account 4 (1-Year No Cap)
PSF High Yield Bond (PAM)	Fixed Account Options
PSF Inflation Managed (PIMCO)	Pacific Life-Fixed Account
PSF Managed Bond (PIMCO)	Pacific Life-Fixed LT Account
PSF Short Duration Bond (T. Rowe Price)	Other Approved Investment Options
Templeton Glbl Bond VIP

Must Total 100%

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Variable Life Products Acknowledgment

With respect to the purchase of this variable life insurance policy, by signing this Application I, the Applicant, acknowledge that:

•        I understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable investment options.

•        I understand that the policy values may increase or decrease, depending on the investment experience of the variable investment options.

•        I have considered the liquidity needs, risk tolerance and investment time horizon in selecting the variable investment options.

•        My registered representative provided me with a copy of the prospectus for the variable life insurance policy I applied for, as well as current prospectuses for all variable insurance options which I’ve selected on the application or any supplementary forms.

POLICY VALUES MAY INCREASE OR DECREASE, AND MAY EVEN BE REDUCED TO ZERO AND CAUSE THE POLICY TO LAPSE WITHOUT VALUE, DEPENDING ON THE EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.  A CURRENT ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS AND HYPOTHETICAL CASH SURRENDER VALUES, IS AVAILABLE UPON REQUEST.

Rebalancing (Optional) Not applicable for fixed and indexed accounts, or dollar cost averaging.

As the Policyowner, I authorize Pacific Life Insurance Company (PLIC) to automatically rebalance the Accumulated Value in the Variable Investment Options to the original allocation percentages I selected in the Premium Allocation section.

Frequency of Transfers: (Select one)      ☐ Quarterly       ☐ Semi-Annually       ☐ Annually

Rebalancing will continue until 1) a written request from the Policyowner(s) to discontinue is received, or 2) if at any time the Policyowner moves all or any portion of the Policy’s accumulated value out of the investment options selected at the time of enrollment.

Telephone & Electronic Authorization  (Optional)

As the Policyowner, I understand that by checking the box below PLIC will act upon my telephone and/or electronic instructions for all of the following requests, based on the type of Policy(ies) applied for.

	• Transfer Between Investment Options	• Rebalance Variable Investment Options	• Initial Policy Loans
	• Initiate Dollar Cost Averaging	• Change Future Premium Allocation Instructions

PLIC will use reasonable procedures to confirm that these requests are authorized and genuine. As long as these procedures are followed, PLIC and its affiliates and their directors, trustees, officers, employees, representatives and/or agents will be held harmless for any claim, liability, loss or cost.

I further understand and agree that telephone and/or electronic transfers and allocation changes will be subject to the Policy’s terms and conditions and PLIC’s administrative requirements.

By checking YES, I give the authorization for such telephone and/or electronic requests. ☐  YES

Authorization for Appointment (Optional)
As the Policyowner, I authorize and appoint the party(ies) listed below to act on my behalf for the following limited requests, including any telephone and/or electronic requests:
Appointee’s Name: First	MI Last	Relationship to Policyowner
		☐ Producer	☐ Other Party
	Check one:	☐ All Requests (listed in Telephone & Electronic Authorization section)
☐ All Requests (listed in Telephone & Electronic Authorization section) except initiating Policy Loans
Variable Life Products Illustration Disclosure

I, the Applicant, understand that I have applied for and/or purchased variable universal life insurance policy from PLIC. I understand the following about variable universal life insurance and variable universal life insurance illustrations:

•        Policy illustrations demonstrate the workings of a policy over time. Policy illustrations are presentations of non-guaranteed policy values over a period of years, based on assumptions of future investment results and assumptions as to what policy charges and credits will then be in effect. The hypothetical investment rates used in illustrations are illustrative only and should not be deemed to represent past or future investment results.

•        In addition to investment results, future policy values depend on policy charges and credits. These charges and credits are determined by and may be adjusted by PLIC subject to contractual guarantees.

•        Future policy values are also dependent on the amount and timing of premium payments, withdrawals and loans. Policy cash values may be more or less than premiums paid.

•        The actual performance of the policy is likely to vary from the illustration as actual investment results and future policy charges and credits are either more or less favorable than illustrated. Such changes are likely to change the amount or number of required premiums to meet the original goals.

•        The illustration may be based on policy options that require future action. Consult with your representatives to determine which (if any) illustrated policy options require future action.

PLIC does not offer legal advice regarding state and federal tax laws pertaining to life insurance.

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Declarations of All Signing Parties
The answers in this Application are true and complete to the best of what I know and believe. I understand and agree that:

1.  No Producer is authorized to make or change contracts or insurance policies on the behalf of PLIC and no Producer may alter the terms of this Application or the Policy, nor does the Producer have the authority to waive any of PLIC’s rights or requirements.

2.  I understand that PLIC is not authorized to engage in any activity in non-U.S. jurisdictions, and I will perform all parts of the Application, underwriting and delivery associated with this Policy in a U.S. jurisdiction.

3.  The policies applied for will meet the Policyowner’s insurance needs and financial objectives based in part upon the Policyowner’s tax and financial status, existing insurance programs and other relevant information.

4. I agree that the census data is part of this Application, and the Application will form a part of any Policy that may be issued.

5.  If money and a “Multilife Temporary Insurance Agreement” were submitted in connection with this Application, and the proposed insured(s) die(s) before a Policy is effective, I understand that the death benefit payable, if any, is determined under the terms of the “Multilife Temporary Insurance Agreement” and may be less than the amount applied for in this Application.

6.  Acceptance of a life insurance Policy will be ratification of any administrative change with respect to such Policy made by PLIC as stated under the title Endorsements, where permitted. All other changes made to the Application or Policy by PLIC will be indicated on an “Amendment to Application” form which must be signed by all applicable parties, prior to or at the time of delivery of this Policy.

7. If insurance is being applied for on the life of any non-exempt employee, then I present that such insurance is not prohibited by applicable state law.

8.  If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this Application was not solicited and/or signed on a military base or installation, and I have received from the Producer, whose name appears in the Signatures section, the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

9.  If this Application is for an indexed product or for a product with an indexed option, I acknowledge that the crediting for the indexed account tracks the gains and the losses of an outside financial index, subject to a growth cap and floor. I further understand that while the values of the Policy may be determined in part by reference to an external index, the indexed option does not directly participate in any stock or equity investments, and values shown to me, other than the guaranteed minimum values, are not guarantees, promises, or warranties.

10. This Application will be attached to and made part of the Policy.
11. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Signatures

If you are signing on behalf of an entity, you represent that you are authorized to execute this document and make the statements that may be shown. You further represent that all requirements of those entities, including the use of any seal (in the case of a Corporation) and any authorized signatures (in the case of a Corporation and/or Trust), have been met.

Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

SIGNED BY APPLICANT IN:	APPLICANT SIGNED AND DATED ON:

City	State	Date (mm/dd/yyyy)

The Applicant is the entity that initiates and applies for the Policy. The Applicant is deemed to be the Policyowner unless the Applicant and the Policyowner are different.  If the Applicant or the Policyowner is a trust, all required trustees must sign according to the trust agreement.

X	Applicant’s Title
Applicant’s Signature, always required
Applicant’s Name: First MI Last (print)	Corporation or Business Entity Name (print)

X	Policyowner’s Title
Policyowner’s Signature, if other than applicant.
Authorized Officer’s Name: First MI Last (print)

X	Soliciting Producer’s Name: First MI Last (print)
Soliciting Producer’s Signature

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